Exhibit 99.1

News Release

PDF Company Contacts:

Kimon Michaels	Sonia Segovia	Joe Diaz, Robert Blum, Joe Dorame
EVP, Products & Solutions	IR Coordinator	Lytham Partners, LLC
Tel: (408) 938-6408	Tel: (408) 938-6491	Tel: (602) 889-9700
Email: kimon.michaels@pdf.com	Email: sonia.segovia@pdf.com	Email: pdfs@lythampartners.com

Advantest and PDF Solutions Announce Partnership to Build Advantest Cloud Powered by Exensio

Advantest Becomes a Significant Stockholder in PDF Solutions in Private Placement

TOKYO and SANTA CLARA, CA – July 30, 2020 – Advantest Corporation (TSE: 6857), a leading semiconductor test equipment supplier, and PDF Solutions, Inc. (NASDAQ: PDFS), a leading provider of software-based data analytics solutions to the semiconductor industry, today announced that they have established a partnership that includes:

●

a development agreement for PDF’s assistance in development of a cloud-based software solution for Advantest’s customers that is based on PDF’s Exensio software analytics platform – an Advantest Cloud powered by PDF Exensio – for both Advantest’s internal use as well as use by Advantest’s customers;

●	a commercial agreement providing for the license of technology solutions based on Advantest’s testing platforms and PDF’s Exensio platform;

●	a significant 5-year cloud-based, subscription by Advantest to PDF Solutions’ Exensio analytics platform; and

●	the purchase by Advantest of 3,306,924 newly issued shares of PDF Solutions common stock for approximately $65.2 million.

PDF Solutions’ big data analytics, cloud-based platform, Exensio, spans the entire spectrum of the semiconductor value chain from IC design through fabrication, sort, assembly, final test and system level test, and is used by over 20 thousand engineers at over 130 companies to control tens of thousands of tools to optimize time to market, and maximize yield, profitability, reliability and quality.  As the semiconductor industry continues to move towards more advanced devices, the big data analytics provided by the PDF Solutions software platform, including the use of AI and machine learning (“ML”), is becoming critical to achieving yield on advanced manufacturing nodes, ensuring device quality and reducing test and measurement costs.  Importantly, as semiconductor companies use a disaggregated supply chain to produce, test and package chips, the PDF Solutions Exensio platform and Data Exchange Network (“DEX”) connect semiconductor engineers with automated test equipment  (“ATE”) across the semiconductor value chain, enabling important design and manufacturing insights to reduce testing costs and improving performance/yield.

By combining the PDF Solutions Exensio platform and DEX with Advantest’s advanced testing equipment, Advantest will be able to provide its customers with the ability to connect, test, measure and analyze at any point in the semiconductor value chain, helping customers increase yield and reduce testing costs.  The partnership further demonstrates Advantest’s commitment to expanding test and measurement solutions throughout the semiconductor value chain and represents an important milestone in Advantest’s objectives of Grand Design. PDF Solutions recognizes the importance of connecting the Exensio platform with all semiconductor manufacturing systems across the semiconductor value chain and will continue to work with and maintain relationships with all manufacturers, both front-end and back-end.

“We will be able to offer stronger solutions to our diversified customer base and continue to add significant customer value in an evolving semiconductor value chain by entering into this partnership,” said Yoshiaki Yoshida, Advantest President and Chief Executive Officer. "The complexity of scaling production as well as decreasing test times and costs is shifting the entire industry towards analytics to achieve productivity gains.  Together with PDF Solutions, we will be able to offer our customers a compelling technological solution to improve their manufacturing and economic efficiency, from design through system level test.  Importantly, our partnership with PDF Solutions will enable Advantest to accelerate our Grand Design objectives, delivering important artificial intelligence-based test analytics to our customers years ahead of schedule.  Both companies have many common customers globally, and we have already worked together with certain leading IDMs to validate the combination of our systems with PDF Solutions’ technology.”

“We are thrilled to partner with Advantest to develop the Advantest Cloud powered by PDF Exensio,” said John Kibarian, PDF Solutions President, Chief Executive Officer, and co-founder.  “We share the common vision that foundries, fabless, OSATs and system companies benefit when they can apply advanced analytics in a collaborative fashion to improve their operations, yields and product quality. Advantest decision to develop -advanced analytics on top of our industry-leading PDF Exensio platform will enable better collaboration across the supply chain. Advantest’s technology, customer relationships, and global footprint will enable us to both accelerate our technology roadmap and customer adoption of our AI-driven data analytics solutions.  As part of the partnership, Advantest has entered into a five-year Exensio cloud-based subscription agreement to power the Advantest Cloud, which we expect will result in more than $50 million of revenue over the next five years, subject to successful deployment of the Exensio platform, which is anticipated to be completed this year.  Furthermore, we believe the future sale of joint solutions developed by Advantest and PDF Solutions to Advantest’s global ATE customer base represents an additional revenue opportunity.”

The agreements related to this partnership became effective on July 29, 2020.The Securities Purchase Agreement is expected to close on July 30, 2020. GCA Advisors, LLC acted as exclusive financial advisor to Advantest. Skadden, Arps, Slate Meagher & Flom LLP acted as Advantest’s legal counsel and Orrick, Herrington & Sutcliffe LLP acted as PDF Solutions’ legal counsel for the investment.

PDF Solutions will provide additional information about this partnership with Advantest during its second quarter financial results teleconference on August 6, 2020.

Forward-Looking Statements regarding PDF Solutions’ Statements

The statements in this press release regarding PDF Solutions’ future expected business performance and financial results, the ability to accelerate its technology roadmap, the ability to develop joint solutions that address the needs of mutual customers, the ability to deliver increased yield while lowering cost, the expected acceleration of the adoption of PDF Solutions’ products, the expected revenue from the license with Advantest, and the anticipation for additional revenue from joint solutions are forward looking and are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: the success of the Advantest/PDF partnership; cost and schedule of new product development; adoption of solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; the potential impact of the coronavirus (COVID-19) on the semiconductor industry and on PDF Solutions’ operations or demand for its products; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2019, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in this press release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, Design-for-Inspection, DFI, Exensio, PDF Solutions, Powered by PDF Exensio, and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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